UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 15, 2013

TETRA Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
Credit Agreement
On October 15, 2013, Compressco Partners, L.P. (the “Partnership”), a subsidiary of TETRA Technologies, Inc. (“TETRA”) entered into a new asset-based revolving credit facility agreement (the “ABL Credit Agreement”) with JPMorgan Chase Bank, N.A., Bank of America, N.A., and PNC Bank, National Association, as lenders, and JPMorgan Chase Bank, N.A, as Administrative Agent. The other borrowers under the ABL Credit Agreement (in addition to the Partnership) are Compressco Partners Operating, LLC, Compressco Partners Sub, Inc., Compressco Holdings, LLC, Compressco Leasing, LLC, Compressco Field Services International, LLC and Compressco International, LLC (collectively, the “Borrowers”), each a wholly owned subsidiary of the Partnership. TETRA is neither a borrower under the ABL Credit Agreement nor a guarantor of the indebtedness thereunder. The ABL Credit Agreement provides for a four-year asset-based revolving credit facility (the “ABL Facility”) in an aggregate amount of up to $100.0 million. The actual maximum credit availability under the ABL Facility varies from time to time and is determined by calculating the applicable borrowing base, which is based upon applicable percentages of the values of eligible accounts, eligible inventory and eligible equipment, minus reserves as determined necessary by the Administrative Agent, all as specified in the ABL Credit Agreement. The ABL Facility includes borrowing capacity available for letters of credit (at a sublimit of $20.0 million) and a $30.0 million uncommitted expansion feature. The ABL Credit Agreement also provides for swingline loans which provide for same-day revolving loan advances up to an aggregate principal amount outstanding at any time of $10.0 million. The ABL Facility replaces the Partnership’s existing revolving credit facility and the Partnership used proceeds under the ABL Facility to repay all obligations (including accrued interest and commitment fees) outstanding under the existing credit facility in the approximate amount of $24.5 million. The ABL Facility will be used to fund the Partnership’s working capital needs and letters of credit and for general partnership purposes, capital expenditures and potential future expansions or acquisitions. So long as the Partnership is not in default, the ABL Facility could also be used to fund quarterly distributions at the option of the board of directors of the Partnership’s general partner (provided, that after giving effect to such distributions, the Borrowers will be in compliance, on a pro forma basis, with the financial covenants), although the Partnership currently does not intend to borrow in order to make quarterly distributions. Borrowings under the ABL Facility are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of all representations and warranties. The Partnership paid an arrangement fee of $250,000 in connection with the Partnership entering into the ABL Credit Agreement. The maturity date of the ABL Facility is October 15, 2017.
All of the Partnership’s existing and future, direct and indirect, domestic subsidiaries are required to become co-borrowers or guarantors of all obligations under the ABL Facility. All obligations under the ABL Facility and the guarantees of those obligations are secured, subject to certain exceptions, by a first lien security interest in substantially all of the Partnership and the Partnership’s existing and future, direct and indirect, domestic subsidiaries’ assets (excluding real property) and all of the capital stock of the Partnership’s existing and future, direct and indirect, subsidiaries (limited, in the case of foreign subsidiaries, to 65% of the capital stock of first tier foreign subsidiaries).
Borrowings under the Partnership’s ABL Facility bear interest at a rate per annum equal to, at the Partnership’s option, either (a) LIBOR (adjusted to reflect any required bank reserves) for an interest period equal to one, two, three or six months (as selected by us) plus a margin of 2.25% per annum or (b) a base rate determined by reference to the highest of (1) the prime rate of interest per annum announced from time to time by JPMorgan Chase Bank, N.A. or (2) LIBOR (adjusted to reflect any required bank reserves) for a one-month interest period on such day plus 2.50% per annum. In addition to paying interest on outstanding principal under the Partnership’s ABL Facility, the Partnership is required to pay a commitment fee, in respect of the unutilized commitments thereunder, of 0.375% per annum, paid quarterly in arrears. The Partnership is also required to pay a customary letter of credit fee equal to the applicable margin on revolving credit LIBOR loans and fronting fees.
At any time, the Partnership may voluntarily reduce the unutilized portion of the revolving commitment amount. In addition, at any time, the Partnership may prepay, in whole or in part, outstanding amounts under the ABL Facility without premium or penalty, other than customary “breakage” costs with respect to Eurodollar rate loans. The ABL Facility contains a mandatory prepayment feature which requires a prepayment of amounts outstanding under the ABL Facility (without a concurrent reduction of the ABL Facility commitment): (i) upon a sale or transfer of the Partnership’s assets (excluding inventory sold in the ordinary course of business and subject to exceptions, including reinvestment of proceeds); (ii) upon the receipt of proceeds from the issuance of any indebtedness (other than indebtedness permitted by the revolving credit facility agreement); (iii) when there is an availability shortfall under the ABL Facility; and (iv) upon receipt of property or casualty insurance proceeds or condemnation awards (unless applied to replace lost or condemned assets).
The ABL Facility requires the Partnership to maintain a minimum interest coverage ratio (ratio of earnings before interest and taxes to interest) of 4.0 to 1.0 as of the last day of any fiscal quarter, calculated on a trailing four quarter basis. In addition, the ABL Credit Agreement includes negative covenants that will, subject to significant exceptions, limit the Partnership’s ability and the ability of certain of the Partnership’s subsidiaries to, among other things:

•	incur additional debt or issue additional guarantees;

•	incur or permit certain liens to exist;

•	make negative pledges;

•	pay dividends or make other distributions;

•	make certain loans, investments, acquisitions or other restricted payments;

•	modify certain material agreements;

•	dispose of assets outside the ordinary course of business, including the issuance and sale of capital stock of the Partnership’s subsidiaries;

•	enter into sale-leaseback transactions;

•	enter into swap agreements;

•	engage in certain types of transactions with affiliates;

•	merge, consolidate or transfer all or substantially all of the Partnership’s assets; and

•	prepay certain indebtedness.
The ABL Credit Agreement contains certain customary representations and warranties, affirmative covenants and events of default, including among other things, payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under the Employee Retirement Income Security Act of 1974, or ERISA, material judgments, actual or asserted failure of any guaranty or security document supporting the revolving credit facility to be in force and effect, and change of control. If an event of default occurs, the Partnership’s lenders would be entitled to take various actions, including the acceleration of amounts due under the revolving credit facility and all actions permitted to be taken by secured creditors.
The foregoing description of the ABL Credit Agreement is qualified in its entirety by reference to the full text of the ABL Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
Certain of the lenders under the new ABL Facility and their affiliates have in the past provided, and may from time to time in the future provide, commercial banking, financial advisory, investment banking and other services to the Partnership. They have received, and may receive in the future, customary fees and commissions for these transactions.
Item 1.02 Termination of a Material Definitive Agreement
In connection with entering into the ABL Credit Agreement described in Item 1.01 above, effective October 15, 2013, the Credit Agreement dated June 24, 2011, by and among the Partnership and JPMorgan Chase Bank, N.A., as amended, which provided for a $40 million revolving credit facility (the “2011 Credit Agreement”), was terminated. Proceeds from the ABL Facility were used to repay in full all amounts outstanding under the 2011 Credit Agreement.
Item 2.03 Creation of a Direct Financial Obligation
All of the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.03 Material Modification to Rights of Security
The ABL Credit Agreement contains covenants that restrict the Partnership’s ability to pay quarterly distributions on the Partnership’s equity interests if an event of default exists or, after giving effect to any such distribution, the Partnership would not be in compliance with the financial covenants under the ABL Credit Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Credit Agreement, dated October 15, 2013, by and among Compressco Partners, L.P., Compressco Partners Operating, LLC, Compressco Partners Sub, Inc., Compressco Holdings, LLC, Compressco Leasing, LLC, Compressco Field Services International, LLC, and Compressco International, LLC, as the borrowers, JP Morgan Chase Bank, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., Bank of America, N.A., and PNC Bank, National Association, as lenders (incorporated by reference to Exhibit 10.1 to Compressco Partners, L.P.’s Current Report on Form 8-K filed on October 18, 2013 (SEC File No. 001-35195)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/Elijio V. Serrano
Elijio V. Serrano
Senior Vice President & Chief Financial Officer
Date: October 18, 2013

EXHIBIT INDEX

Exhibit Number	Description
10.1
Credit Agreement, dated October 15, 2013, by and among Compressco Partners, L.P., Compressco Partners Operating, LLC, Compressco Partners Sub, Inc., Compressco Holdings, LLC, Compressco Leasing, LLC, Compressco Field Services International, LLC, and Compressco International, LLC, as the borrowers, JP Morgan Chase Bank, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A., Bank of America, N.A., and PNC Bank, National Association, as lenders (incorporated by reference to Exhibit 10.1 to Compressco Partners, L.P.’s Current Report on Form 8-K filed on October 18, 2013 (SEC File No. 001-35195)).